                                                                   Exhibit 10.14
[PNC LEASING LOGO]

October 1, 2000

Mr. Jack Todes, CPA
RMH Teleservices, Inc.
40 Morris Ave.
Bryn Mawr, PA 19010

Dear Jack:

This is to confirm PNC Leasing established a new fully available $5,000,000 lease facility subject to the terms and conditions of our original Proposal #97-070. This facility will accommodate equipment purchases made from October 1, 2000, through September 30, 2001.

Please contact me if there are any questions concerning the above.

Very truly yours,

/s/ George C. Fantom

George C. Fantom
Vice President